EXHIBIT 99.1

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News Release

For Immediate Release

PolyOne Acquires Spanish Colorants Producer

CLEVELAND, January 15, 2003 — PolyOne Corporation (NYSE: POL), a leading global polymer services company, announced today that it has completed the funding of its December 19, 2002 acquisition of Transformación de Pigmentos y Colorantes, S.A. (TRANSCOLOR), a large color concentrates producer operating near Pamplona in northern Spain.

TRANSCOLOR, with annual revenues of approximately $36 million (USD), is an ISO 9000-accredited, market-leading producer of color concentrates, with special emphasis on black and white products.

“TRANSCOLOR enhances PolyOne’s product portfolio and provides a stronger platform for the delivery of our color and additive concentrates to customers in Spain and Portugal,” said Bernard Baert, vice president of international operations for PolyOne. “In TRANSCOLOR, we have acquired an excellent company with a fine reputation among its customers, and we feel very positive about working with its skilled management and sales team.”

The existing TRANSCOLOR management team, which will remain in place, has been integrated into PolyOne’s European Color & Additives division.

PolyOne has already moved some production from its Saint-Ouen L’Aumone site near Paris to TRANSCOLOR, freeing capacity and allowing the French plant to focus on the production of color and additive systems for local customers.

About PolyOne

PolyOne Corporation, with 2001 revenues of $2.6 billion, is an international polymer services company with operations in thermoplastic compounds, specialty resins, specialty polymer formulations, engineered films, color and additive systems, elastomer compounding and thermoplastic resin distribution. Headquartered in Cleveland, Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America, South America, Europe, Asia and Australia. Information on the Company’s products and services can be found at www.polyone.com.

U.S. Media & Investor Contact:	Dennis Cocco Chief Investor & Communications Officer 216.589.4018

International Media Contact:	Siobhan Ahern Marketing Assistant, International Plastic Compounds and Colors +32 83 660 273

Forward-Looking Statements

In this release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance or results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to: (1) an inability to achieve or delays in achieving estimated and actual savings related to restructuring programs; (2) delays in achieving or inability to achieve the Company’s strategic value capture initiatives, including cost reduction and employee productivity goals, or achievement of less than the anticipated financial benefit from the initiatives; (3) the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks; (4) changes in U.S., regional or world polymer and/or rubber consumption growth rates affecting the Company’s markets; (5) changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which the Company participates; (6) fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles; (7) production outages or material costs associated with scheduled or unscheduled maintenance programs; (8) costs or difficulties and delays related to the operation of joint venture entities; (9) lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates; (10) partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of the Company; (11) an inability to launch new products and/or services that strategically fit the Company’s businesses; (12) the possibility of goodwill impairment; (13) an inability to maintain any required licenses or permits; (14) an inability to comply with any environmental laws and regulations; and (15) a delay or inability to achieve divestitures necessary to achieve targeted debt levels .

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q, 8-K and 10-K reports to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. (Ref. #103)